UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 22, 2024

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Electric Power Company, Inc.	Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 8.01.Other Events

As previously disclosed, between January 2021 and April 2021, four shareholders of American Electric Power Company, Inc. (“AEP”) filed separate derivative actions purporting to assert claims on behalf of AEP against certain AEP officers and directors (“Derivative Actions”) related to HB 6. Two of the Derivative Actions were filed in the U.S. District Court for the Southern District of Ohio (the “Court”), one was filed in the Court of Common Pleas of Franklin County, Ohio, and one was filed in the Supreme Court for the State of New York, Nassau County. The Derivative Actions asserted claims for: (a) breach of fiduciary duty, (b) waste of corporate assets, (c) unjust enrichment, (d) breach of duty for insider trading and (e) contribution for alleged violations of sections 10(b) and 21D of the Securities Exchange Act of 1934; and sought monetary damages and changes to AEP’s corporate governance and internal policies among other forms of relief. On June 9, 2021, the Court consolidated the federal court cases under the caption In re AEP Stockholder Derivative Litigation.

In April 2023, AEP received a litigation demand letter from counsel representing the purported AEP shareholder who had filed the dismissed derivative action in New York state court and unsuccessfully tried to intervene in the consolidated derivative actions in Ohio federal court (the “Litigation Demand”). The Litigation Demand is directed to the AEP Board and contains factual allegations involving HB 6 that are generally consistent with those in the Derivative Actions. The Litigation Demand requested, among other things, that the AEP Board undertake an independent investigation into alleged legal violations by certain current and former directors and officers, and that AEP commence a civil action asserting claims similar to the claims asserted in the Derivative Actions. The AEP Board considered the Litigation Demand and formed a committee of the Board (the “Demand Review Committee”) to investigate, review, monitor and analyze the Litigation Demand and make a recommendation to the AEP Board regarding a reasonable and appropriate response to the same.

In April 2024, AEP reached an agreement with the four shareholders to fully and finally resolve the Derivative Actions and the Litigation Demand, and all claims asserted or that could have been asserted by any AEP shareholder based on the facts alleged, in the manner and upon the terms and conditions set forth in the settlement documents (the “Settlement”). On July 10, 2024, the Court preliminarily approved the Settlement. Subject to final approval by the Court, the Settlement includes a payment of $450,000 for attorneys’ fees and the implementation of certain corporate governance changes outlined in the Settlement, many of which have already been put in place. The Settlement does not include any admission of liability. In the event the Settlement is not approved by the Court or the Derivative Actions and the Litigation Demand are not otherwise settled or dismissed, the defendants will continue to defend against the Derivative Actions and the AEP Board will continue to act in response to the Litigation Demand as appropriate.

The Company today is providing notice to its stockholders of the Settlement in the form of this Current Report on Form 8-K, as required by the terms of the Settlement and the Court’s preliminary approval order. The terms of the Settlement are set forth in the Settlement and the Notice of Proposed Settlement of Stockholder Derivative Litigation (the “Notice”). The Settlement and the Notice may be found at www.aep.com/investors. Other information contained in or accessible through AEP’s website does not constitute a part of, and is not incorporated into, this Current Report on Form 8-K.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Notice of Proposed Settlement of Stockholder Derivative Litigation.

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

July 22, 2024